Exhibit 23.8
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jasmine Miller and Erica Smith, and each of them (with full power to act alone), as their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for them in their name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all post-effective amendments) to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 17, 2022:

Signature	Title
/s/ Rodney P. Antal	President, Chief Executive Officer and Director (Principal Executive Officer)
Rodney P. Antal
/s/ Alison White	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Alison White
/s/ Russell Farnsworth	Vice President, Controller (Principal Accounting Officer)
Russell Farnsworth
/s/ A.E. Michael Anglin	Chair of the Board of Directors
A.E. Michael Anglin
/s/ Thomas Bates, Jr.	Director
Thomas Bates, Jr.
/s/ Brian R. Booth	Director
Brian R. Booth
/s/ Simon A. Fish	Director
Simon A. Fish
/s/ Leigh Ann Fisher	Director
Leigh Ann Fisher
/s/ Alan P. Krusi	Director
Alan P. Krusi
/s/ Grace Kay Priestly	Director
Grace Kay Priestly

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement as the duly authorized representative of SSR Mining Inc. in the United States on June 17, 2022.
SSR MINING INC.

By:     /s/ Michael J. Sparks
Name:     Michael J. Sparks
Title:   Executive Vice President, Chief Legal and Administrative Officer

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